Summit LLC

Certified Public Accountants

999 18th Street • Suite 3000

Denver, CO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form 1-A, of Secured Real Estate Income Strategies, LLC, of our report dated May 1, 2019 on our audit of the financial statements of Secured Real Estate Income Strategies, LLC. as of December 31, 2018, and the related statements of operations, condensed schedule of investments, members’ equity (deficit) and cash flows for the year ending December 31, 2018.

Denver, Colorado

June 28, 2019